UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 22, 2021
Date of Report (Date of earliest event reported)

Chimerix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 806-1074

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.

On December 22, 2021, the Biomedical Advanced Research and Development Authority (“BARDA”) issued a Request for Proposal (the “RFP”) to Chimerix, Inc. (the “Company”), which confirmed, among other things, BARDA’s intent to negotiate a sole source contract with the Company for the development and procurement of a smallpox therapeutic with a mechanism of action distinct from that of TPOXX® (marketed by SIGA Technologies, Inc. (“SIGA”)) and with a New Drug Application accepted by the U.S. Food and Drug Administration (the “FDA”). The issuance of the RFP by BARDA is a requisite step in the sole source contracting process and allows the Company to commence negotiations with BARDA and to submit a proposal for a contract with BARDA.

The RFP indicates that BARDA intends to contract with the Company to procure up to 1.7 million treatment courses of a smallpox antiviral. The RFP also requires the Company to perform certain activities to be supported by BARDA, including, but not limited to the execution of a randomized clinical trial in the event of an outbreak, and certain cGMP manufacturing activities. The final terms of any contract awarded under the RFP will be subject to future negotiations between BARDA and the Company, including, but not limited to, provisions concerning costs, fees, manufacturing schedules, timing of deliverables, duration and termination. The RFP requests any responsive proposals be submitted to BARDA no later than February 7, 2022 at 12 PM ET. The Company expects to submit a proposal for a sole source contract to BARDA prior to such submission deadline.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the Company’s plans to submit a proposal and negotiate a sole source contract with BARDA, the Company’s ability to successfully negotiate a sole source contract with BARDA, the timing of the entry into any such agreement with BARDA and the final terms of such agreement. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimerix, Inc.

Dated: December 23, 2021
	By:	/s/ Michael T. Andriole
Michael T. Andriole
Chief Business and Financial Officer